UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2004

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On August 26, 2004, the Registrant issued a press release announcing its earnings for the first quarter of fiscal 2005, which ended August 1, 2004. The information contained in the press release and the appendix thereto, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

During the Registrant’s quarterly conference call on August 26, 2004 to discuss the Registrant’s financial performance during the first quarter of fiscal 2005, the Registrant announced its EBITDA for the first quarter of fiscal 2005 compared to its EBITDA for the first quarter of fiscal 2004. Below is a reconciliation of Net Income to EBITDA for these two periods.

	13 weeks ended
(in millions)	August 1, 2004	July 27, 2003
EBITDA	$158.3	$93.4

Add/(Subtract)
Provision for Income Tax	(28.3)	(8.8)
Interest Expense, Net	(27.6)	(27.5)
Depreciation and Amortization	(47.5)	(39.5)

Income from Continuing Operations	$54.9	$17.6
Discontinued Operations	0	4.5

Net Income	$54.9	$22.1

Note: “EBITDA” represents income before interest expense, income taxes depreciation and amortization. EBITDA is not intended to be a substitute for measurements under U.S. generally accepted accounting principles such as net income, and the items excluded in determining EBITDA are significant components in understanding and assessing financial performance. The Registrant announced EBITDA because it uses, and believes it is common for others to use, EBITDA as a method for determining fair value of a business.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Press release, dated as of August 26, 2004, announcing the Registrant’s earnings for the first quarter of fiscal 2005, which ended August 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: September 1, 2004	/s/ Daniel G. Stevens
Daniel G. Stevens Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press release, dated as of August 26, 2004, announcing the Registrant’s earnings for the first quarter of fiscal 2005, which ended August 1, 2004.